                                                                     Exhibit 3.2


                              AMENDED AND RESTATED

                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                       OF

                         EME HOMER CITY GENERATION L.P.





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                                TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----

ARTICLE 1. DEFINITIONS...................................................................................1
   "ACT".................................................................................................1
   "ADJUSTED CAPITAL ACCOUNT"............................................................................1
   "ADJUSTED CAPITAL ACCOUNT DEFICIT"....................................................................1
   "AFFILIATE"...........................................................................................1
   "AGENT"...............................................................................................1
   "AGREED VALUE"........................................................................................2
   "AGREEMENT"...........................................................................................3
   "ALLOCATION YEAR".....................................................................................3
   "CAPITAL ACCOUNTS"....................................................................................3
   "CAPITAL CONTRIBUTIONS"...............................................................................3
   "CERTIFICATE".........................................................................................3
   "CODE"................................................................................................3
   "DEPRECIATION"........................................................................................3
   "DISSOLUTION EVENT"...................................................................................4
   "FISCAL YEAR".........................................................................................4
   "GENERAL PARTNER".....................................................................................4
   "GP INTEREST".........................................................................................4
   "INTEREST HOLDER".....................................................................................4
   "LIMITED PARTNER".....................................................................................4
   "LIQUIDATOR"..........................................................................................4
   "LP INTEREST".........................................................................................4
   "MAJORITY INTEREST"...................................................................................4
   "NONDEDUCTIBLE EXPENDITURE"...........................................................................4
   "NONRECOURSE DEDUCTIONS"..............................................................................4
   "PARTICIPATION AGREEMENTS"............................................................................4
   "PARTNER".............................................................................................4
   "PARTNER NONRECOURSE DEBT MINIMUM GAIN"...............................................................4
   "PARTNER NONRECOURSE DEBT"............................................................................5
   "PARTNER NONRECOURSE DEDUCTIONS"......................................................................5
   "PARTNERSHIP".........................................................................................5
   "PARTNERSHIP INTEREST"................................................................................5
   "PARTNERSHIP MINIMUM GAIN"............................................................................5
   "PERCENTAGE INTEREST".................................................................................5
   "PERMITTED TRANSFER"..................................................................................5
   "PERSON"..............................................................................................5
   "PROFITS" and "LOSSES"................................................................................5
   "REGULATIONS".........................................................................................6
   "TRANSFER"............................................................................................6
ARTICLE 2.  FORMATION OF PARTNERSHIP; PURPOSE............................................................6
   2.1.     FORMATION....................................................................................6
   2.2.     NAME.........................................................................................6


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   2.3.     REGISTERED OFFICE, REGISTERED AGENT AND PLACES OF BUSINESS...................................7
   2.4.     POWER OF ATTORNEY............................................................................7
   2.5.     TERM.........................................................................................8
   2.6.     CERTIFICATE OF LIMITED PARTNERSHIP...........................................................8
   2.7.     PURPOSE  ....................................................................................8
ARTICLE 3.  CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS..................................................8
   3.1.     GENERAL PARTNER..............................................................................8
   3.2.     LIMITED PARTNERS.............................................................................8
   3.3.     NO INTEREST..................................................................................9
   3.4.     LOANS FROM PARTNERS.........................................................................10
   3.5.     ADDITIONAL CONTRIBUTIONS....................................................................10
ARTICLE 4.  CAPITAL ACCOUNTS............................................................................10
ARTICLE 5.  DISTRIBUTIONS...............................................................................10
   5.1.     IN GENERAL..................................................................................10
   5.2.     LIQUIDATING DISTRIBUTIONS...................................................................10
ARTICLE 6.  ALLOCATIONS OF PROFITS AND LOSSES...........................................................11
   6.1.     PROFITS.....................................................................................11
   6.2.     LOSSES......................................................................................11
   6.3.     LIMITATIONS ON ALLOCATIONS OF LOSSES........................................................11
   6.4.     SPECIAL ALLOCATIONS.........................................................................11
   6.5.     CURATIVE ALLOCATIONS........................................................................12
   6.6.     OTHER ALLOCATION RULES......................................................................13
   6.7.     TAX ALLOCATIONS; CODE SECTION 704(c)........................................................14
ARTICLE 7.  TAX MATTERS.................................................................................15
   7.1.     PREPARATION OF TAX RETURNS..................................................................15
   7.2.     TAX ELECTIONS...............................................................................15
   7.3.     TAX CONTROVERSIES...........................................................................16
ARTICLE 8.  BUSINESS MANAGEMENT AND OPERATION; INDEMNIFICATION..........................................16
   8.1.     POWERS OF GENERAL PARTNER...................................................................16
   8.2.     DUTIES OF GENERAL PARTNER...................................................................17
   8.3.     PROHIBITED ACTIONS AND ACTIONS REQUIRING LIMITED PARTNER APPROVAL...........................18
   8.4.     REIMBURSEMENT OF THE GENERAL PARTNER........................................................19
   8.5.     PARTNERSHIP FUNDS...........................................................................19
   8.6.     OUTSIDE ACTIVITIES..........................................................................19
   8.7.     LIMITED LIABILITY; INDEMNIFICATION..........................................................19
   8.8.     BOOKS, RECORDS, AND ACCOUNTING..............................................................20
   8.9.     FISCAL YEAR; TAXABLE YEAR...................................................................21
ARTICLE 9.  LIMITED PARTNER RIGHTS AND OBLIGATIONS......................................................21
   9.1.     LIMITATION OF LIABILITY.....................................................................21
   9.2.     MANAGEMENT OF BUSINESS......................................................................21
   9.3.     OUTSIDE ACTIVITIES..........................................................................21
   9.4.     RETURN OF CAPITAL...........................................................................21
   9.5.     RIGHTS OF LIMITED PARTNERS..................................................................21
   9.6.     ABILITY TO REMOVE GENERAL PARTNER...........................................................23

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ARTICLE 10. TRANSFERS OF INTERESTS......................................................................22
   10.1.    GENERAL PARTNER.............................................................................22
   10.2.    LIMITED PARTNERS............................................................................23
ARTICLE 11. ADDITIONAL PARTNERS.........................................................................24
ARTICLE 12. DISSOLUTION AND LIQUIDATION.................................................................24
   12.1.    DISSOLUTION.................................................................................24
   12.2.    LIQUIDATION.................................................................................25
   12.3.    DISTRIBUTION IN KIND........................................................................26
   12.4.    CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP..........................................27
   12.5.    NO GENERAL PARTNER LIABILITY FOR RETURN OF CAPITAL..........................................27
   12.6.    WAIVER OF PARTITION.........................................................................27
   12.7.    COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS..........................................28
   12.8.    NON-DISSOLVING CODE SECTION 708(B) TERMINATIONS.............................................29
   12.9.    ALLOCATIONS DURING THE PERIOD OF LIQUIDATION................................................29
   12.10.   VOLUNTARY BANKRUPTCY FILINGS................................................................29
ARTICLE 13. AMENDMENT OF AGREEMENT......................................................................29
ARTICLE 14. GENERAL PROVISIONS..........................................................................29
   14.1.    PERSONAL PROPERTY...........................................................................29
   14.2.    ADDRESSES AND NOTICES.......................................................................29
   14.3.    HEADINGS....................................................................................30
   14.4.    BINDING EFFECT..............................................................................30
   14.5.    INTEGRATION.................................................................................30
   14.6.    WAIVER......................................................................................30
   14.7.    COUNTERPARTS................................................................................30
   14.8.    SEVERABILITY................................................................................30
   14.9.    APPLICABLE LAW..............................................................................30

                         EME HOMER CITY GENERATION L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


                  THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, is dated as of [ ], 2001, and is entered into by and among MISSION ENERGY WESTSIDE, INC., a California corporation ("Mission"), as general partner, and CHESTNUT RIDGE ENERGY COMPANY, a California corporation ("Chestnut Ridge"), as a limited partner.

                  WHEREAS, the parties hereto entered into an Agreement of Limited Partnership dated as of October 26, 1998; and

                  WHEREAS, the parties now wish to amend and restate such Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  ARTICLE 1. DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

                  "ACT" means the Pennsylvania Revised Uniform Limited Partnership Act, 15 Pa.C.S.A. ch.85, as amended from time to time (or any corresponding provisions of succeeding law).

                  "ADJUSTED CAPITAL ACCOUNT" means, with respect to an Interest Holder, an account the balance (which may be a deficit balance) in which is equal to the balance in such Interest Holder's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:
(i) credit to such Capital Account any amounts which such Interest Holder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore to the Partnership pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account such Interest Holder's share of items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to an Interest Holder, the deficit balance, if any, in such Interest Holder's Adjusted Capital Account.

                  "AFFILIATE" means, with respect to any Person (i) any other Person who bears a relationship to the first Person described in either Code
Section 267(b) (substituting, however, "10 percent" for "50 percent" everywhere in Code Section 267) or Code Section 707(b) (substituting, however, "10 percent" for "50 percent" everywhere in Code Section 707), and (ii) any officer, director, general partner, or trustee of any Person described in clauses (i) or
(ii) of this sentence.

                  "AGENT" has the meaning specified in Section 2.4.1.



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                  "AGREED VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                   (i) The initial Agreed Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;

                   (ii) The Agreed Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Interest Holder in exchange for more than a DE MINIMIS Capital Contribution; (b) the distribution by the Partnership to an Interest Holder of more than a DE MINIMIS amount of Partnership property as consideration for an interest in the Partnership; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (a) and (b) of this paragraph shall be made only if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Interest Holders in the Partnership;

                  (iii) The Agreed Value of any Partnership asset distributed to any Interest Holder shall be the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution; and

                  (iv) The Agreed Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Agreed Values shall not be adjusted pursuant to this clause (iv) to the extent that an adjustment pursuant to clause (ii) hereof is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

                  The Agreed Value of any interest in another partnership held by the Partnership shall be determined as provided above, except that (a) at any time at which such Agreed Value is determined pursuant to clause (i), (ii) or
(iii) above, it shall be increased by the Partnership's share of the liabilities of such other partnership under Code Section 752 at such time and (b) Agreed Value shall be increased or decreased to reflect subsequent increases or decreases in the Partnership's share of such liabilities or increases in the Partnership's individual liabilities by reason of its assumption of liabilities of such other partnership or decreases in the Partnership's individual liabilities by reason of such other partnership's assumption thereof to the same extent and at the same time that it would be so increased or decreased if it were actually the federal income tax basis of the Partnership's interest in such other partnership.

                  If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by


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Depreciation with respect to such asset taken into account in computing Profits and Losses.

                  Determinations of gross fair market value for purposes of this definition of Agreed Value shall be made as follows: (a) in situations described in paragraphs (i), (ii)(a), (ii)(b) and (iii) above by agreement between the General Partner and the Interest Holder making the contribution or receiving the distribution as the case may be, provided, however that if the General Partner (or any Affiliate of the General Partner) is the contributor or the distributee such determination shall require agreement between the contributor or the distributor and a Majority Interest; and (b) in other situations by agreement between the General Partner and a Majority Interest. In a case in which agreement cannot be reached as required in the foregoing provisions of this paragraph, gross fair market value shall be determined by a mutually acceptable independent appraiser, whose fees shall be divided equally between the Partnership on behalf of the General Partner and the contributor or distributee.

                  "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership.

                  "ALLOCATION YEAR" means (i) the period commencing on the date of inception of the Partnership and ending on the next following December 31,
(ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or
(ii) for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Article 6.

                  "CAPITAL ACCOUNTS" mean the capital accounts maintained with respect to Partnership Interests pursuant to Article 4.

                  "CAPITAL CONTRIBUTIONS" means with respect to any Partner the amount of money and the initial Agreed Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner.

                  "CERTIFICATE" means the certificate of limited partnership for the Partnership required to be filed pursuant to Section 8511 of the Act.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "DEPRECIATION" means, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year,

                  Depreciation shall be determined in accordance with Regulations Section 1.704-1(b)(2)(iv)(g)(3) or Regulations Section 1.704-3(d)(2), whichever is applicable.

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                  "DISSOLUTION EVENT" has the meaning assigned to that term in
Section 12.1.

                  "EFFECTIVE DATE" means [   ].

                  "FACILITY LEASES" means each of those eight Facility Lease Agreements dated on or about the date of this Agreement by and among the Partnership and each of Homer City OL1 LLC, Homer City OL2 LLC, Homer City OL3 LLC, Homer City OL4 LLC, Homer City OL5 LLC, Homer City OL6 LLC, Homer City OL7 LLC, Homer City OL8 LLC, each a Delaware limited liability company.

                  "FEDERAL BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. Section 101 ET SEQ.

                  "FISCAL YEAR" means (i) the period commencing on the date of inception of the Partnership and ending on the next following December 31, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31 and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Partnership property has been distributed to the Interest Holders pursuant to Section 12.2 hereof.

                  "GENERAL PARTNER" means Mission or its successor in interest or any other Person admitted to the Partnership pursuant to this Agreement in the capacity of a general partner.

                  "GP INTEREST" means an interest in the Partnership issued pursuant to this Agreement to a Person in its capacity as the General Partner.

                  "INTEREST HOLDER" means any Person who is entitled to receive distributions and allocations with respect to a Partnership Interest.

                  "LIMITED PARTNER" means, as the case may be, Chestnut Ridge or any other Person admitted to the Partnership pursuant to this Agreement in the capacity of a limited partner.

                  "LIQUIDATOR" has the meaning specified in Section 12.2.

                  "LP INTEREST" means an interest in the Partnership issued pursuant to this Agreement to a Person its capacity as a Limited Partner.

                  "MAJORITY INTEREST" means Limited Partners whose aggregate Percentage Interests total more than one-half of the aggregate Percentage Interests of the Limited Partners.

                  "NONDEDUCTIBLE EXPENDITURE" has the meaning specified under the definition of Profits below.

                  "NONRECOURSE DEDUCTIONS" has the meaning set forth in regulations Section 1.704-2(b)(1). The amount and items of Nonrecourse Deductions shall be determined in accordance with Regulations Sections 1.704-2(c) and 1.704-2(j)(1).

                  "PARTICIPATION AGREEMENTS" means those eight Participation Agreements dated on or about the date of this Agreement by and among the Partnership, each of Homer City OL1 LLC, Homer City OL2 LLC, Homer City OL3 LLC, Homer City OL4 LLC, Homer City OL5 LLC, Homer City OL6 LLC, Homer

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City OL7 LLC, and Homer City OL8 LLC, each a Delaware limited liability company; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager under each Participation Agreement; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company; The Bank of New York, both in its individual capacity and solely as Lease Indenture Trustee under each Participation Agreement; The Bank of New York, both in its individual capacity and solely as Security Agent under each Participation Agreement; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee under each Participation Agreement.

                  "PARTNER" means the General Partner or a Limited Partner.

                  "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i).

                  "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i).

                  "PARTNERSHIP" means EME Homer City Generation L.P., a Pennsylvania limited partnership.

                  "PARTNERSHIP INTEREST" means a GP Interest or an LP Interest.

                  "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  "PERCENTAGE INTEREST" means, with respect to any Interest Holder, the Interest Holder's interest, expressed as a percentage, in certain Profits, Losses (and items thereof) and distributions of the Partnership as set out in this Agreement and as may be amended from time to time to reflect the transfer of Partnership Interests or the issuance of additional Partnership Interests.

                  "PERMITTED TRANSFER" is defined in Section 10.2.2.

                  "PERSON" means an individual, a corporation, a partnership, a trust, an unincorporated organization, an association, or any other entity.

                  "PLEDGE AND COLLATERAL AGREEMENT"

                  means that certain Pledge and Collateral Agreement dated on or about the date of this Agreement made by Edison Mission Holdings Co., in favor of The Bank of New York (as successor to United States Trust Company of New York), as Collateral Agent.

                  "PROFITS" and "LOSSES" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) ("Nondeductible Expenditures"), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) If the Agreed Value of any Partnership asset is adjusted pursuant to clause (ii) or clause (iii) of the definition of Agreed Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

                  (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year;

                  (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of an Interest Holder's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.4 or Section 6.5 hereof shall not be taken into account in computing Profits or Losses.

                  "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, or otherwise dispose of.

                  ARTICLE 2. FORMATION OF PARTNERSHIP; PURPOSE

                  2.1. FORMATION; AMENDMENT. The General Partner and the Limited Partner have formed the Partnership as a limited partnership pursuant to the provisions of the Act, and now wish to amend and restate the partnership agreement of the Partnership in its entirety as of the date hereof. The General Partner and the Limited Partner have entered into this Amended and Restated Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution, and termination of the Partnership shall be governed by the Act.

                  2.2. NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "EME Homer City Generation L.P."; provided, however, that (a) the Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, (b) the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time, and (c) the name of the Partnership and any name under which the Partnership conducts business shall include "L.P." or "Limited Partnership" (or similar words or letters) where necessary for purposes of maintaining the limited liability status of the Limited Partners or otherwise complying with the laws of any jurisdiction that so requires.

                  2.3. REGISTERED OFFICE, REGISTERED AGENT AND PLACES OF BUSINESS. The registered office of the Partnership in the Commonwealth of Pennsylvania is CT Corporation, 1635 Market Street, Philadelphia, Pennsylvania 19103. The General Partner may change the registered office of the Partnership in the Commonwealth of Pennsylvania upon giving notice of such change to the other Partners. The Partnership may establish other offices at such places as the General Partner deems advisable.

                  2.4. POWER OF ATTORNEY.

                  2.4.1. The Limited Partners hereby constitute and appoint the General Partner or, if a Liquidator shall have been selected pursuant to Section 12.2, the Liquidator, with full power of substitution, as their true and lawful agent and attorney-in-fact ("Agent"), with full power and authority in such Partners' name, place, and stead to:

                  2.4.1.1. execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (A) all certificates, documents, and other instruments (including, without limitation, this Agreement and the Certificate and any amendments or restatements thereof) that the Agent deems appropriate or necessary to form or qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction; (B) all certificates, documents, and other instruments that the Agent deems appropriate or necessary to reflect any amendments, changes, or modifications of this Agreement in accordance with its terms; (C) all conveyances and other documents or instruments that the Agent deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; and (D) all certificates, documents, and other instruments relating to the admission, substitution or withdrawal of any Partner pursuant to Article 10 or 11 and other events described in Article 10 or 11; and

                  2.4.1.2. execute, swear to, acknowledge, and file all ballots, consents, approvals, waivers, certificates, documents, and other instruments that the Agent deems appropriate or necessary in order to make, evidence, give, confirm, or ratify any vote, consent, approval, agreement, or other action that is made or given by the Partners hereunder, is deemed to be made or given by the Partners hereunder, is consistent with the terms of this Agreement, or is deemed by the Agent to be appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership; provided, however, that, if any vote or approval of the Limited Partners is specifically required for an action by any provision of this Agreement, the Agent may exercise the power of attorney made in this Section 2.4.1.2 to take such action only after such vote or approval is obtained.

                  2.4.2. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent termination, incapacity, or bankruptcy of any Limited Partner and the transfer of all or any portion of a Limited Partner's Partnership Interest and shall extend to a Limited Partner's transferees and assigns. The Limited Partners hereby agree to be bound by any representations made by the Agent acting in good faith pursuant to such power of attorney; and the Limited Partners hereby waive any and all defenses that may be available to contest, negate, or disaffirm the action of the Agent taken in good faith pursuant to such power of attorney. The Limited Partners shall execute and deliver to the Agent, within fifteen days after receipt of the Agent's request therefor, such further designations, powers of attorney, and other instruments as the Agent deems appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership.

                  2.5. TERM. The term of the Partnership commenced upon the filing of the Certificate with the Pennsylvania Secretary of State and shall continue until the close of Partnership business on December 31, 2048 or such later date on which the Partnership no longer has any right to the use or possession of the Facility, unless the Partnership is earlier terminated in accordance with the provisions of Section 12.10.

                  2.6. CERTIFICATE OF LIMITED PARTNERSHIP. The General
Partner shall file an amendment to the Certificate for the Partnership with the Secretary of State of the Commonwealth of Pennsylvania as required by the Act. The Certificate, and any further amendment to the Certificate, shall address only the matters set forth in Section 8511(a)(1), (2), (3) and (4) of the Act. The General Partner shall deliver to each Limited Partner a copy of the Certificate and any further certificate of amendment thereto. The General Partner shall cause to be filed such other certificates or documents as may be required for the operation, and qualification of a limited partnership in Pennsylvania and any other state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary certificates of amendment to the Certificate and such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Pennsylvania and any other state in which the Partnership may elect to do business.

                  2.7. PURPOSE. The purpose and business of the Partnership shall be to engage in acquiring, leasing, owning, and/or operating the Homer City Electric Generation Station located near Indiana, Pennsylvania, and certain facilities and other assets associated therewith and ancillary thereto, to enter into financing arrangements in respect thereof and to engage in all other lawful business activities in connection therewith, including those activities contemplated by the Participation Agreements.

                  ARTICLE 3. CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS

                  3.1. GENERAL PARTNER. Mission has, in its capacity as the General Partner, contributed to the Partnership such amount and, as of the Effective Date, shall own the Percentage Interest, set forth opposite its name in SCHEDULE A hereto.

                  3.2. LIMITED PARTNERS. At the request of the General Partner, Chestnut Ridge, in its capacity as a Limited Partner, has contributed to the Partnership such amount and, as of the Effective Date, shall own the Percentage Interest, set forth opposite its name in SCHEDULE A hereto.

                  3.3. NO INTEREST. No interest shall be paid by the Partnership on any Capital Contributions or on the amount in any Partner's Capital Account.

                  3.4. LOANS FROM PARTNERS. Loans or other similar advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions. Any such loans or other similar advances shall be made subject to such terms and conditions acceptable to the lending Partner as the General Partner determines to be in the best interests of the Partnership.

                  3.5. ADDITIONAL CONTRIBUTIONS. Except as provided in this
Section 3.5 or as required pursuant to an agreement relating to the purchase by any person other than Mission or Chestnut Ridge of a Partnership Interest in the Partnership, no Partner shall be entitled to make additional capital contributions to the Partnership, except upon the approval of the General Partner; PROVIDED that each Partner shall be given the opportunity for 30 days after written notice from the General Partner to make such Partner's PRO RATA share of additional contributions. If such rights of contribution are exercised by some but not all of the partners, the General Partner shall so notify all of the Partners. Thereafter, the Partners that elected to exercise such rights of contribution shall have the further right to make additional contributions up to the amount of the contribution shortfall on a PRO RATA basis, or as they may otherwise agree, within 10 days of receipt of such second notice, and the respective Partnership Interests of all the Partners shall be adjusted to reflect such unequal additional contributions. Nothing in this Section 3.5 shall require the General Partner to give the initial written notice requesting additional Capital contributions.

                  ARTICLE 4. CAPITAL ACCOUNTS

                  The Partnership shall maintain for each Interest Holder a single Capital Account with respect to the Interest Holder's Partnership Interest in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of each Interest Holder shall be maintained for such Person in accordance with the following provisions:

                  (a) To each Person's Capital Account there shall be credited such Person's Capital Contributions, and such Person's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.4 or Section 6.5 or
         Section 6.6.5 hereof, and the amount of any Partnership liabilities which are assumed by such Person or which are secured by any Partnership property distributed to such Person.

                  (b) To each Person's Capital Account there shall be debited the amount of cash and the Agreed Value of any Partnership property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant the
         Section 6.4 or Section 6.5 or Section 6.6.5 hereof, and the amount of any liabilities of such Person which are assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership.

                  (c) In the event that all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

                  (d) In determining the amount of any liability for purposes of paragraphs (a) and (b) of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Interest Holder until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. To the extent that such Regulations require that adjustments other than those set out above or in
Section 6.4.6 be made to the Capital Accounts of the Partners, such adjustments shall be made, but without duplication of any such required adjustments that are effected through the definitions of "Profits" and "Losses" or Section 6.4.6 or Section 6.6.6.

                  ARTICLE 5. DISTRIBUTIONS

                  5.1. IN GENERAL. The General Partner shall determine from time to time whether the Partnership has funds in excess of those reasonably needed by the business of the Partnership (including reasonable reserves for operating expenses, for debt service, for repairs, for capital expenditures, improvements, and additions, and for contingencies). Such determination shall be made as of the end of each calendar year and the excess funds so determined with respect to a calendar year, if any, shall be distributed to the Partners within 60 days after the end of such calendar year. The General Partner may also determine in its sole discretion to make additional distributions of excess Partnership funds to the Partners. Any such annual or additional distributions shall be made to the Interest Holders in proportion to their respective Percentage Interests. Notwithstanding anything in this Section 5.1 to the contrary, however, the Partnership shall not under any circumstances make any such distributions from any accounts (including accounts that may accrue emission allowances or proceeds from the sales of the same) established pursuant to the financing arrangements entered into by the Partnership with third parties, other than in accordance with the applicable security agreements or other financing documents governing such accounts or restricting such distributions.

                  5.2. LIQUIDATING DISTRIBUTIONS. Notwithstanding Section 5.1 to the contrary, following the dissolution of the Partnership, distributions to the Partners shall be made in accordance with the provisions of Article 12.

                  ARTICLE 6. ALLOCATIONS OF PROFITS AND LOSSES

                  6.1. PROFITS. After giving effect to the special allocations set forth in Sections 6.4 and 6.5 hereof, Profits for any Allocation Year shall be allocated among the Interest Holders in proportion to their respective Percentage Interests.

                  6.2. LOSSES. After giving effect to the special allocations set forth in Sections 6.4 and 6.5 hereof, and subject to the provisions of
Section 6.3 below, Losses for any Allocation Year shall be allocated among the Interest Holders in proportion to their respective Percentage Interests.

                  6.3. LIMITATIONS ON ALLOCATIONS OF LOSSES. The Losses allocated to any Interest Holder pursuant to Section 6.2 hereof for any Allocation Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Interest Holder to have (or to suffer an increase to) an Adjusted Capital Account Deficit at the end of the Allocation Year. Any Losses otherwise allocable to an Interest Holder but for the limitation set forth in this Section 6.3 shall be reallocated among Interest Holders, if any, having positive balances in their Adjusted Capital Accounts in accordance with the provisions of Section 6.2, subject, however, to the limitation of the preceding sentence and a consequent reallocation pursuant to this sentence. Any Losses which may be allocated to no Interest Holder under Section 6.2 due to such limitation shall be allocated among the Interest Holders in the proportions required by Regulations Section 1.704-1(b)(3).

                  6.4. SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                  6.4.1. MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Interest Holder shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Interest Holder's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Interest Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.4.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  6.4.2. PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Interest Holder who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Interest Holder's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Interest Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 6.4.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  6.4.3. QUALIFIED INCOME OFFSET. If any Interest Holder unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Interest Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any resulting Adjusted Capital Account Deficit of such Interest Holder as quickly as possible; provided, however, that an allocation pursuant to this Section 6.4.3 shall be made if and only to the extent that such Interest Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this
Section 6.4.3 were not in this Agreement.

                  6.4.4. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Allocation Year shall be allocated among the Interest Holders in proportion to their respective Percentage Interests.

                  6.4.5. PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any Allocation Year shall be allocated to the Interest Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                  6.4.6. CERTAIN 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 743(b), Code Section 732(d) or Code Section 734(b) is required pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as the result of a distribution to an Interest Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Interest Holders in accordance with their interests in the Partnership as determined under Regulations Section 1.704-1(b)(3) in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Interest Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  6.5. CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.4.1 through 6.4.6, inclusive, and 6.6.5 hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations and Internal Revenue Service advance ruling requirements. It is the intent of the parties to this Agreement that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section 6.5. Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations and the following sentence), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Interest Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance which such Interest Holder would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 6.1 and 6.2 hereof. In exercising its discretion under this Section 6.5, the General Partner shall take into account Regulatory Allocations under Sections 6.4.1 and 6.4.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.4.4 and 6.4.5.

                  6.6. OTHER ALLOCATION RULES.

                  6.6.1. ALLOCATIONS WHEN INTERESTS CHANGE. For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder; provided, however, that any adjustments to the Agreed Value of a Partnership asset treated as gain or loss under paragraph (iii) of the definition of "Profits" and "Losses" or under Section 6.6.6.3 hereof shall be allocated only to those persons who were Interest Holders immediately before the event giving rise to such adjustment.

                  6.6.2. ALLOCATION OF PARTICULAR ITEMS. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Interest Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.

                  6.6.3. TAX REPORTING. The Interest Holders are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Partnership income and loss for income tax purposes.

                  6.6.4. PROFIT SHARES. Solely for purposes of determining an Interest Holder's proportionate share of the Partnership's "excess nonrecourse liabilities," as defined in Regulations Section 1.752-3(a), the Interest Holders' interests in Partnership profits shall be deemed to be in proportion to their respective shares of Profits set forth in Section 6.1.

                  6.6.5. MINIMUM ALLOCATIONS TO GENERAL PARTNER. Notwithstanding the preceding provisions of this Article 6, other than Sections 6.3. and 6.4, the General Partner shall be allocated not less than [one percent] of each item of income, gain, deduction or loss of the Partnership for each Allocation Year.

                  6.6.6. BOOK ITEMS USED IN SPECIAL ALLOCATIONS. For purposes of determining the Partnership's items of income, gain, loss or deduction for any Allocation Year available to be allocated pursuant to Sections 6.4, 6.5 and
6.6.5 hereof, the following rules shall be applied:

                  6.6.6.1. Any income of the Partnership that is exempt from federal income tax shall be taken into account as an item of income;

                  6.6.6.2. Any Nondeductible Expenditure of the Partnership shall be taken into account as an item of deduction;

                  6.6.6.3. In the event the Agreed Value of any Partnership asset is adjusted pursuant to paragraph (ii) or paragraph (iii) under the definition herein of "Agreed Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset;

                  6.6.6.4. Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

                  6.6.6.5. In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the Partnership's taxable income or loss there shall be taken into account Depreciation for such Allocation Year; and

                  6.6.6.6. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of an Interest Holder's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset.

                  6.7. TAX ALLOCATIONS; CODE SECTION 704(c).

                  6.7.1. GENERALLY. An Interest Holder's allocable share of the Partnership's items of income (including income exempt from tax), gain, deduction, loss and Nondeductible Expenditure for tax purposes shall be determined under the foregoing provisions of this Article 6 except as provided in this Section 6.7.

                  6.7.2. CONTRIBUTED PROPERTY. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Agreed Value, determined in accordance with the definition of Agreed Value hereunder.

                  6.7.3. ADJUSTMENTS TO AGREED VALUE. If the Agreed Value of any Partnership asset is adjusted pursuant to the definition of Agreed Value hereunder, subsequent allocations of income, gain, loss and deduction with respect to such asset for tax purposes shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  6.7.4. ELECTIONS. Any elections or other decisions relating to allocations pursuant to this Section 6.7 shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Interest Holder's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                  ARTICLE 7. TAX MATTERS

                  7.1. PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits, and other items necessary for federal, state and local income tax purposes and shall use reasonable best efforts to furnish to the Interest Holders within ninety days after the close of each taxable year of the Partnership the tax information reasonably required for federal, state and local income tax reporting purposes. The classification, realization, and recognition of income, gains, losses, deductions, credits, and other items shall be on the accrual method of accounting for federal income tax purposes, unless the General Partner shall elect otherwise in its sole discretion in accordance with applicable law. The General Partner shall not change the method of accounting initially elected by the Partnership (except if required to do so by law) without the prior written consent of a Majority Interest.

                  7.2. TAX ELECTIONS.

                  Except as provided in Section 7.1, the General Partner shall, in its sole discretion, determine whether to make any election available under the Code or any other applicable taxing statute; provided, however, (i) that the General Partner shall not make an election to adjust the basis of property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, without the prior written consent of a Majority Interest and shall make such election if requested to do so by a Majority Interest, and (ii) the General Partner shall not extend the statute of limitations for assessment of tax deficiencies against the Interest Holders with respect to adjustments to the Partnership's federal, state or local tax returns unless the Limited Partners unanimously vote for such extension.

                  7.3. TAX CONTROVERSIES. The General Partner is designated as the Tax Matters Partner (as defined in section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each of the Interest Holders agrees to cooperate with the General Partner and to do or refrain from doing any and all things reasonably required by the General Partner to conduct such proceedings.

                  ARTICLE 8. BUSINESS MANAGEMENT AND OPERATION; INDEMNIFICATION

                  8.1. POWERS OF GENERAL PARTNER. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right or power to control or manage the business and affairs of the Partnership.

                  Except as otherwise expressly provided in this Agreement, and in addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law, or which are granted to the General Partner under any other provisions of this Agreement, the General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things that it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following (but subject to the restrictions set forth in the following), but only in furtherance of the purposes of the Partnership and for the benefit of the Partnership:

                  8.1.1. To lend money and, without recourse to the Partners: to borrow money, to assume, guarantee, or otherwise become liable for indebtedness and other liabilities, to pledge its interest in the Partnership in support of such obligations of the Partnership, and to issue evidences of indebtedness and, in connection therewith, to authorize confession of judgment against the Partnership;

                  8.1.2. To buy, lease (as lessor or lessee), sell, pledge, mortgage or encumber (without personal recourse to the Partners), or otherwise acquire or dispose of any or all of the assets of the Partnership, including without limitation sales and dispositions of emission credits provided such disposition is undertaken in accordance with the provisions of the Participation Agreements;

                  8.1.3. To invest the assets of the Partnership;

                  8.1.4. To purchase and sell products, services, and supplies;

                  8.1.5. To make tax, regulatory, and other filings with, and to render periodic and other reports to, governmental agencies or bodies having jurisdiction over the assets or business of the Partnership ;

                  8.1.6. To open, maintain, and close bank accounts and to draw checks and other orders for the payment of money, provided that funds maintained in accounts established pursuant to the Participation Agreements and related sale-leaseback transaction documents shall be applied solely in accordance with the applicable provisions of any security deposit agreement or similar agreement governing the same;

                  8.1.7. To negotiate, execute, and perform any contracts, conveyances, or other instruments;

                  8.1.8. To distribute cash and other property of the Partnership in accordance with the provisions of this Agreement;

                  8.1.9. To utilize the services of employees of the General

         Partner and of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants, and contractors;

                  8.1.10. To maintain insurance for the benefit of the Partnership and the Partners;

                  8.1.11. To form, participate in, or contribute or loan cash or property to limited or general partnerships, joint ventures, corporations, or similar arrangements in which, in all cases the Partnership shall have an ownership interest;

                  8.1.12. To expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development;

                  8.1.13. To conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes; and

                  8.1.14. To purchase or otherwise acquire Partnership Interests from, or sell or otherwise or dispose of Partnership Interests to, Persons other than the Partnership;

in each case at such times and upon such terms and conditions as the General Partner deems appropriate or necessary, and subject to any express restrictions contained elsewhere in this Agreement;

                  8.2. DUTIES OF GENERAL PARTNER. The General Partner shall manage the business and affairs of the Partnership in the manner that the General Partner deems appropriate or necessary. Without limiting the generality of the foregoing, the General Partner's duties shall include the following:

                  8.2.1. To take possession of the assets of the Partnership;

                  8.2.2. To staff and operate the business of the Partnership;

                  8.2.3. To perform or cause to be performed financial, accounting, logistical, and other administrative functions for the Partnership;

                  8.2.4. To render such reports and make such periodic and other filings as may be required under applicable federal, state, and local laws, rules, and regulations;

                  8.2.5. To provide or cause to be provided purchasing, procurement, repair, and other services for the Partnership; and

                  8.2.6. To conduct the business of the Partnership in accordance with this Agreement, the Participation Agreements and related sale-leaseback transaction documents, and all applicable laws, rules, and regulations;

in each case in such a manner as the General Partner deems appropriate or necessary, and provided moreover that the General Partner shall not be deemed to be in violation of this Article 8.2 or any of its other duties or obligations hereunder as a result of its compliance with Sections or 8.1.2 and 8.1.6. hereof.

                  8.3. PROHIBITED ACTIONS AND ACTIONS REQUIRING LIMITED PARTNER APPROVAL. Notwithstanding any other provisions of this Agreement to the contrary the General Partner shall not take any of the following actions without the prior consent of all of the Partners:

                  8.3.1. Change the nature of the Partnership business or the purpose of the Partnership set forth in Section 2.7;

                  8.3.2. Amend the provisions contained in Articles 5 or 6;

                  8.3.3. Amend the provisions of this Section 8.3 or the definitions of the defined terms used herein;

                  8.3.4. Terminate or dissolve the Partnership (except for terminations or dissolutions by reason of the circumstances described in
Article 12) or file a petition with a bankruptcy court pursuant to the Federal Bankruptcy Code (except for filings described in Article 12);

                  8.3.5. Take any action or cause the Partnership to take action that could cause the Partnership not to be recognized as a partnership for federal income tax purposes; or

                  8.3.6. Admit to the Partnership any additional or successor Partners or recognize the validity of any attempted transfer of an interest in the Partnership except in accordance with the provisions of Article 10.

The foregoing rights granted to each Partner in this Section 8.3 shall include only the right to grant or withhold consent to any of the foregoing actions that are initiated or proposed by the General Partner and each Partner shall have no right to require the General Partner to take any such action. If any consent of any Partner with respect to any course of action to be taken or not taken by the Partnership is requested, such consent shall not be unreasonably denied or withheld; and if such Partner shall not respond within fifteen (15) days after receipt of such request, such Partner shall be deemed to have given its consent pursuant to such request, and the other Partners (i) shall be entitled to take or refrain from taking any action in reliance thereon, and (ii) shall have no liability to such Partner as a result of such action or inaction.

                  8.4. REIMBURSEMENT OF THE GENERAL PARTNER. The General Partner shall be promptly reimbursed from the assets of the Partnership for all reasonable and proper expenses incurred on behalf of the Partnership.

                  8.5. PARTNERSHIP FUNDS. The funds of the Partnership shall be deposited in such account or accounts as shall be designated by the General Partner and shall not be commingled with the funds of the General Partner. All withdrawals from or charges against such accounts shall be made by the General Partner or by its agents.

                  8.6. OUTSIDE ACTIVITIES.

                  8.6.1. The General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, and in particular may be a creditor of the Partnership, for its own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership or any Partner. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the Partnership relationship created hereby in any such business interests.

                  8.6.2. The General Partner may lend to the Partnership funds needed by the Partnership on such terms and for such periods of time as the General Partner may determine; provided, however, that the General Partner may not charge the Partnership an effective rate of interest (including points or other financing charges or fees) greater than the effective rate of interest (including points or other financing charges or fees) that would be charged to the Partnership by unrelated lenders on loans with comparable terms. The Partnership shall reimburse the General Partner for any costs reasonably incurred by the General Partner in connection with the borrowing of funds obtained by the General Partner and loaned to the Partnership.

                  8.7. LIMITED LIABILITY; INDEMNIFICATION.

                  The General Partner will not be liable to the Partnership or the Limited Partners for any act or omission by the General Partner pursuant to the authority granted to it by this Agreement, except by reason of willful misconduct, recklessness, or any act in breach of this Agreement. The General Partner will indemnify and save harmless the Partnership and the Limited Partners from any loss or liability arising out of its willful misconduct, recklessness, or breach of this Agreement. In determining whether the General Partner's acts hereunder constitute willful misconduct or recklessness, the Partners hereby agree that it shall not constitute willful misconduct or recklessness for the General Partner to comply with the provisions of those certain sale-leaseback transaction documents entered into on or about the date hereof and contemplated by the Participation Agreements (and specifically the return conditions set forth in Section 5 of the Facility Leases related thereto) and any other related documents to which the Partnership is a party. Further, in discharging its duties to the Partnership hereunder, the General Partner shall, to the fullest extent permitted by Pennsylvania law, be entitled to consider, to the extent it deems it appropriate in determining the best interests of the Partnership, the effects of any action it might take, upon creditors of the Partnership. The foregoing sentence shall continue to be in effect even though the General Partner is, or is an Affiliate of, a creditor of the Partnership, so long as any such determination does not constitute willful misconduct or recklessness.

                  The Partnership will indemnify and save harmless the General Partner from any loss or liability incurred by the General Partner by reason of any act performed by the General Partner on behalf of the Partnership or in furtherance of the Partnership's interest other than by reason of the General Partner's willful misconduct, recklessness or breach of this Agreement, to the broadest extent permitted under Section 8510 of the Act or any similar successor statute. In the event the General Partner is found personally liable for any debts of the Partnership and is required to and does satisfy a Partnership liability out of its personal assets, the General Partner will have a right of reimbursement out of the assets of the Partnership (the "Right of Reimbursement"). The Right of Reimbursement will accrue to the General
Partner 30 days after written notice thereof is given to each of the other Partners. Upon such accrual of the Right of Reimbursement, the General
Partner will be reimbursed out of the assets of the Partnership in the following order of priority, but only to the extent necessary to satisfy such Right of Reimbursement: (i) out of the amounts then available for distribution to Interest Holders pursuant to Section 5.1 or Section 12.2;
(ii) out of funds obtained by the Partnership from unsecured borrowings by the Partnership without recourse to any Partner; (iii) out of funds obtained by the Partnership from sale or refinancing of the assets of the Partnership; and (iv) out of funds obtained by the Partnership in any other manner; provided, however, that before any such sale or refinancing is consummated, the General Partner will have endeavored to obtain funds in the form of loans to the Partnership from the Limited Partners in an amount sufficient to reimburse the General Partner; and, provided further, that in the event the General Partner is to be reimbursed out of the proceeds of a proposed sale or refinancing of the assets of the Partnership, the General Partner will give
90 days prior written notice of any such proposed sale or refinancing to each of the other Partners. If sufficient funds described in clauses (i) or (ii) of the preceding sentence are obtained and used by the Partnership to reimburse the General Partner prior to the expiration of such 90-day period, such proposed sale or refinancing will not be consummated unless all of the Partners consent thereto. To the extent not reimbursed as provided above, the General Partner will have no right of contribution from the Limited Partners.

                  8.8. BOOKS, RECORDS, AND ACCOUNTING.

                  8.8.1. The General Partner shall keep or cause to be kept books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. The books of the Partnership shall be maintained, for financial reporting purposes, under an accounting method that is consistent with the accounting method selected under Section 7.1 for federal income tax purposes.

                  8.8.2. The Partnership shall also keep at its principal office the following items:

                  (i) a current list of the full name and last known business address or home address of each Partner;

                  (ii) a copy of the Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                  (iii) copies of the Partnership's federal, state, and local income tax returns and reports, if any, for all Fiscal Years since inception of the Partnership; and

                  (iv) copies of the then effective Partnership Agreement and of any financial statements of the Partnership for the three most recent years.

                  8.9. FISCAL YEAR; TAXABLE YEAR. The fiscal year of the Partnership for financial accounting purposes and the taxable year of the Partnership for income tax purposes shall be the Fiscal Year, unless the General Partner shall determine otherwise in its sole discretion in accordance with applicable law.

                  ARTICLE 9. LIMITED PARTNER RIGHTS AND OBLIGATIONS

                  9.1. LIMITATION OF LIABILITY. No Limited Partner shall have liability for the debts, obligations, or liabilities of the Partnership.

                  9.2. MANAGEMENT OF BUSINESS. A Limited Partner shall not, in its capacity as a Limited Partner, take part in the operation, management, or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership.

                  9.3. OUTSIDE ACTIVITIES. A Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement or the Partnership relationship created hereby in any business ventures of any Limited Partner.

                  9.4. RETURN OF CAPITAL. A Limited Partner shall not be entitled to the withdrawal or return of its Capital Contributions, except to the extent provided for in this Agreement.

                  9.5. RIGHTS OF LIMITED PARTNERS. In addition to other rights provided by this Agreement or by applicable law, a Limited Partner shall have the right, upon reasonable demand, during ordinary business hours, and at the Limited Partner's own expense:

                  (a) to inspect and copy any of the Partnership's records maintained pursuant to Section 8.8.2;

                  (b) to obtain from the General Partner annual financial information regarding the state of the business and financial condition of the Partnership; and

                  (c) promptly after becoming available, to receive a copy of the

         Partnership's federal, state, and local income tax returns for each year.

                  9.6 ABILITY TO REMOVE GENERAL PARTNER.

                  9.6.1 No Limited Partner may remove the General Partner except as otherwise provided under the Laws of the State of Pennsylvania with regard to judicial dissolution.

                  ARTICLE 10. TRANSFERS OF INTERESTS

                  10.1. GENERAL PARTNER.

                  10.1.1. VOLUNTARY TRANSFERS AND WITHDRAWALS. The General Partner shall not voluntarily resign or dissolve, or withdraw, transfer, sell, assign or pledge all or any part of its GP Interest without the prior written consent of all of the Limited Partners, which may be withheld in their discretion. A resignation or removal of the General Partner shall become effective only upon the approval by the Majority Interest of a successor general partner and such successor general partner's acceptance of appointment as provided in this Section. It shall be understood and agreed that the pledge of the General Partner's stock under the Pledge and Collateral Agreement and any transfer of such stock as a result of the exercise of remedies pursuant to such Pledge and Collateral Agreement shall not be deemed to violate this Section.

                  The withdrawing, transferring, selling or assigning General Partner who has received the prior written consent of the Limited Partners to the withdrawal, transfer, sale or assignment of all of its GP Interest, shall cease to be the General Partner upon (i) the withdrawal, transfer, sale or assignment of all of its GP Interest and (ii) the filing, in accordance with the provisions of the Act, of an appropriate certificate of amendment to the Certificate. The General Partner who withdraws, transfers, sells or assigns any portion, but less than all, of its GP Interest with the consent of the Limited Partners, shall continue to be the General Partner of the Partnership. If the General Partner does resign or dissolve, or withdraw, transfer, sell or assign all or any part of its GP Interest without the prior written consent of the Limited Partners, the remaining Partners may proceed in accordance with the provisions of Section 12.1 hereof to continue the business of the Partnership.

                  If the General Partner shall request the Limited Partners' consent to a sale of all (but not less than all) of its GP Interest pursuant to a bona fide written offer to purchase such interest on a date (the "Proposed Purchase Date") that follows such request by not less than 90 days and the Limited Partners shall withhold such consent, and if the General Partner shall furnish to the Partnership an opinion of counsel, which counsel and opinion shall be satisfactory to the Limited Partners, that such sale will not cause the Partnership to terminate for federal income tax purposes or to be classified as an association taxable as a corporation for federal income tax purposes, then the General Partner shall (except in connection with the dissolution of the Partnership) have the option to require, subject to the proviso below, that the Limited Partners (ratably in proportion to their respective Percentage Interests) or another willing Person designated by a Majority Interest purchase the GP Interest for an amount equal to the purchase price set out in such written offer, and payable on the same terms contained in such written offer; provided, however, that the Limited Partners (or such other purchaser designated by a Majority Interest) may elect instead to purchase the GP Interest on the last day of the calendar month that includes the Proposed Purchase Date for a cash purchase price (payable, if the Limited Partners are the purchasers, ratably by the Limited Partners in proportion to their respective Percentage Interests) equal to the positive balance, if any, in the Capital Account of the General Partner as determined by closing the books of the

Partnership on the last day of such calendar month and payable within 30 days after the end of such calendar month.

                  10.1.2. INVOLUNTARY TRANSFERS. The successor in interest to the General Partner by reason of the dissolution, liquidation or other termination of the General Partner shall have the rights of an assignee to receive only (i) the allocations of Profits, Losses and other items of Partnership income, gain, deduction, loss and credit, (ii) and the distributions of money or other property to which the General Partner would have been entitled under the provisions of this Agreement. If, following such dissolution, liquidation or other termination of the General Partner, the Partnership has been continued pursuant to Section 12.1, and all of the remaining Partners consent thereto (which consent may be withheld for any reason), an appropriate amendment to this Agreement is executed and an appropriate amendment to the Certificate is executed and filed, and the successor in interest to the General Partner agrees to be bound by all of the obligations of the General Partner hereunder, such successor in interest may be admitted to the Partnership as a substitute General Partner.

                  10.1.3. PROHIBITED TRANSFERS. Any purported Transfer of a GP Interest in the Partnership that is not authorized pursuant to this Agreement shall be null and void and of no effect whatever.

                  10.2. LIMITED PARTNERS.

                  10.2.1. IN GENERAL. Except as hereinafter provided, no Limited Partner may Transfer all or any part of its LP Interest.

                  10.2.2. PERMITTED TRANSFERS. Subject to the conditions and restrictions set forth in Section 10.2.3 hereof and so long as no filing by the Limited Partner under the Federal Bankruptcy Code has occurred, a Limited Partner may at any time Transfer all or any portion of its interest in the Partnership (a) to any Limited Partner, or (b) subject to the prior written consent of the General Partner, which may be withheld in its discretion, to any Purchaser (any such Transfer being referred to in this Agreement as a "Permitted Transfer").

                  10.2.3. CONDITIONS TO PERMITTED TRANSFERS. A Transfer shall not be treated as a Permitted Transfer under Section 10.2.2 hereof unless and until the following conditions are satisfied (except to the extent that a General Partner shall waive any or all of such conditions):

                  10.2.3.1.The transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Section 10. In any case not described in the preceding sentence, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

                  10.2.3.2. The transferor shall furnish to the Partnership an opinion of counsel, which counsel and opinion shall be satisfactory to the Partnership, that the Transfer will not cause the Partnership to terminate for federal income tax purposes.

                  10.2.3.3. The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the interests transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred interests until it has received such information.

                  10.2.3.4. The transferor shall provide an opinion of counsel, which opinion and counsel shall be satisfactory to the Partnership, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

                  10.2.4. PROHIBITED TRANSFERS. Any purported Transfer of an LP Interest that is not a Permitted Transfer shall be null and void and of no effect whatever.

                  ARTICLE 11. ADDITIONAL PARTNERS

                  The General Partner may admit additional or substitute Partners to the Partnership only in accordance with the Act and only with the prior consent of each Partner, which consent may be withheld for any reason. Upon such an admission of any substitute or additional Partner, the General Partner shall cause to be properly prepared, filed and executed: (i) pursuant to the Act any amendment of the Certificate that is required by the Act by reason of such admission and (ii) any amendment to any registration, certificate or other document required by any State by reason of such admission.

                  ARTICLE 12. DISSOLUTION AND LIQUIDATION

                  12.1. DISSOLUTION. The Partnership shall be dissolved, and its affairs shall be wound up, upon the first to occur of any of the following events (each a "Dissolution Event"):

                  12.1.1. the expiration of its term as provided in Section 2.5;

                  12.1.2. the withdrawal or bankruptcy of the General Partner or any other event that results in a General Partner ceasing to be a general partner in the Partnership under the Act, provided that any such event shall not constitute a Dissolution Event if the Partnership is continued pursuant to this
Section 12.1;

                  12.1.3. a written election by all Partners;

                  12.1.4. the sale of all or substantially all of the properties of the Partnership (other than pursuant to a sale leaseback transaction as contemplated by the Participation Agreements); or

                  12.1.5. the occurrence of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership;

provided, however, that upon the occurrence of any event set forth in Section 12.1.2, the Partnership shall not be dissolved or required to be wound up if within one hundred eighty (180) days after such event a Majority Interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner.

                  For purposes of this Section 12.1, bankruptcy of the General Partner shall be deemed to have occurred when the General Partner: (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged bankrupt or insolvent; (iv) files an application or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition or application filed against it in any proceeding of a type referred to in clause (ii) or (iv); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties. In addition, for purposes of this Section 12.1, bankruptcy of the General Partner shall be deemed to have occurred if within 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation the proceeding has not been dismissed or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

                  12.2. LIQUIDATION. Upon dissolution of the Partnership, the then General Partner, or in the event the General Partner has withdrawn from the Partnership or become bankrupt (as defined in Section 12.1), a liquidator or liquidating committee approved by a Majority Interest, shall be the liquidator of the Partnership (the "Liquidator"). The Liquidator shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall not resign at any time without fifteen days' prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, resignation, or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and obligations of the original Liquidator) shall, within thirty days thereafter, be approved by a Majority Interest. Except as expressly provided in this Article 12, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order and priority, to the maximum extent permitted by law:

                  12.2.1. First, to pay the costs and expenses of the winding up, liquidation and termination of the Partnership;

                  12.2.2. Then, to creditors of the Partnership (including Interest Holders to the extent permitted by law) in satisfaction of the Company's known debts and liabilities (whether by payment or the making of provision for the known amount thereof);

                  12.2.3. Then, to establish reserves adequate to meet any and all contingent or unforeseen liabilities or obligations of the Partnership, provided that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided;

                  12.2.4. Then, to the Interest Holders, in proportion to, and to the extent of, the positive balances in their respective Capital Accounts adjusted pursuant to Article 6 to reflect (i) their respective distributive shares of the income, gain, loss, and deduction of the Partnership for the taxable year of the Partnership in which the distribution in liquidation occurs up through and including the date of distribution and (ii) all distributions made to the Interest Holders during such taxable year up to but not including such date.

                  12.2.5. The balance, if any, to the Partners in proportion to their respective Partnership Interests.

                  12.3. DISTRIBUTION IN KIND. Notwithstanding the provisions of
Section 12.2 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of Section 12.2.2, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation; provided, however, that the Liquidator must comply with the liquidating distribution timing requirements of Section 12.7 hereof. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable. By way of clarification, for purposes of determining the Interest Holders' respective shares of income, gain, loss, and deduction of the Partnership for the taxable year of the Partnership in which the distribution in liquidation occurs and of adjusting the Capital Accounts of the Interest Holders therefor in accordance with Section 12.2.2 and Article 6, the definitions herein of "Agreed Value" and "Profits" and "Losses" require that Partnership assets to be distributed in kind shall be considered to have been first sold at their fair market values (taking Code Section 7701(g) into account) and the Profits or Losses deemed realized therefrom shall be allocated among the Interest Holders as if an actual sale had occurred, and the Capital Accounts of the Interest Holders shall be adjusted to reflect such allocation in accordance with Article 6. The fair market value of any property distributed in kind shall be the value determined by an appraiser selected by a Majority Interest unless the Partners agree as to such fair market value.

                  12.4. CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership property pursuant to Sections
12.2 and 12.3, the Partnership shall be terminated, and the Liquidator (or the Limited Partners if necessary) shall cause the cancellation of the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the Commonwealth of Pennsylvania and shall take such other actions as may be necessary to terminate the Partnership.

                  12.5. NO GENERAL PARTNER LIABILITY FOR RETURN OF CAPITAL. No General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

                  12.6. WAIVER OF PARTITION. Each Partner hereby waives any rights to partition of the Partnership's property.

                  12.7. COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. In the event that the Partnership is liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(G), then (a) distributions shall be made pursuant to
Section 12.2 to the Interest Holders who have positive Capital Accounts in compliance with the timing requirements of Regulations Section 1.704-1(b)(2)(ii)(B)(2); provided, however, that the Liquidator may exercise the discretion set forth in Section 12.2.2. If any Interest Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Interest Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                  12.8. NON-DISSOLVING CODE SECTION 708(B) TERMINATIONS. Notwithstanding any other provision of this Section 12, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Partnership's assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

                  12.9. ALLOCATIONS DURING THE PERIOD OF LIQUIDATION. Until the date on which all of the assets of the Partnership have been distributed to the Interest Holders pursuant to Section 12.2 hereof, the Interest Holders shall continue to share Profits, Losses and other items of Partnership income, gain, deduction and loss as provided in Article 6 hereof.

                  12.10. VOLUNTARY BANKRUPTCY FILINGS

                  The General Partner shall not file a voluntary case for the protection of the Partnership under a chapter of the Federal Bankruptcy Code except in accordance with the organic documents of the General Partner, which provide for the unanimous vote of the General Partner's board of directors to take such action. Further, no such action shall be taken unless the Partnership is insolvent in the good faith judgment of the General Partner, after receiving the written opinion of an independent nationally recognized appraisal firm experienced in evaluating companies like the Partnership, to the effect that the Partnership is "insolvent" as defined under Section 101(32) of the Federal Bankruptcy Code. Specifically, the General Partner shall not be acting recklessly or committing willful misconduct if it considers the interests of the Partnership's creditors in accordance with Pennsylvania law in determining whether it is in the best interests of the Partnership to file for voluntary bankruptcy protection.

                  ARTICLE 13. AMENDMENT OF AGREEMENT

                  Amendments to this Agreement may be proposed by any Partner. A proposed amendment shall be effective only when approved in writing by the General Partner and a Majority Interest unless the consent of all Partners is unambiguously required by the Act.

                  ARTICLE 14. GENERAL PROVISIONS

                  14.1. PERSONAL PROPERTY. The Partnership Interest of any Partner shall be personal property for all purposes.

                  14.2. ADDRESSES AND NOTICES. Any notice, demand, request, payment, or report required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to such Partner at such Partner's address as shown on the signature page or pages hereof or to such other address as such Partner may specify for the purpose by notice to the General Partner given in accordance with this Section 14.2. Any notice to the Partnership or the

General Partner shall be deemed given if received in writing by the General Partner at the General Partner's address as shown on the signature page or pages hereof or to such other address as the General Partner may specify for the purpose by notice to each Limited Partner in accordance with this Section 14.2.

                  14.3. HEADINGS. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof

                  14.4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the additional Persons that become Partners as provided herein) and their heirs, executors, administrators, successors, legal representatives, and assigns.

                  14.5. INTEGRATION. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                  14.6. WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

                  14.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto including the additional Persons that become Interest Holders as provided herein.

                  14.8. SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

                  14.9. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of choice of law or choice of forum.

                                      * * *

                  IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership of EME Homer City Generation L.P. has been duly executed and entered into by the General Partner and the Limited Partner on the date first above written.

                                       GENERAL PARTNER

                                       MISSION ENERGY WESTSIDE
                                       18101 Von Karman Avenue,
                                       Suite 1700
                                       Irvine, California 92612

                                       By:
                                           -------------------------------------
                                       Name: John P. Finneran, Jr.
                                       Its:  Vice President

                                       LIMITED PARTNER

                                       CHESTNUT RIDGE ENERGY
                                       COMPANY
                                       18101 Von Karman Avenue,
                                       Suite 1700
                                       Irvine, California 92612

                                       By:
                                           -------------------------------------
                                       Name: John P. Finneran, Jr.
                                       Its:  Vice President

                                   SCHEDULE A


                INITIAL CAPITAL CONTRIBUTION/PERCENTAGE INTEREST

                                    CAPITAL        PERCENTAGE
NAME               INTEREST      CONTRIBUTION       INTEREST

Mission              G.P.       __[_______]_____       0.1%

Chestnut Ridge       L.P.       ___[_______]___       99.9%